
                                     TABLE 1
                                     -------

                           AVERAGE ANNUAL TOTAL RETURN




                                                                                                  From Date
                                                                                                  Subaacount
                                                    One Year       Five Years     Ten Years      Established
                                       Date           Ended          Ended          Ended          Through
SUBACCOUNT                         Established     12/31/2001      12/31/2001     12/31/2001      12/31/2001
----------                         -----------     ----------      ----------     ----------      ----------
Diversified Bond Portfolio                06/83          -1.56%          4.38%          5.69%           7.41%
Government Income Portfolio               05/89          -0.48%          5.37%          5.72%           6.89%
Conservative Balanced Portfolio           06/83         -10.44%          3.78%          6.32%           8.02%
Flexible Managed Portfolio                05/83         -14.07%          3.51%          7.03%           8.85%
High Yield Bond Portfolio                 02/87          -8.89%         -0.74%          5.42%           5.01%
Stock Index Portfolio                     10/87         -20.36%          8.63%         11.34%          12.96%
Equity Portfolio                          06/83         -19.50%          5.16%         10.81%          11.62%
Jennison Portfolio                        05/95         -26.49%          9.88%            N/A          13.30%
Small Capitalization Stock
  Portfolio                               05/95          -2.96%          8.92%            N/A          12.70%
Global Portfolio                          05/89         -25.86%          4.24%          8.16%           6.73%
Natural Resources Portfolio               05/88         -18.41%          4.06%          9.69%           9.83%
Prudential Value Portfolio                02/88         -10.50%          9.33%         11.86%          12.15%





The average annual rates of total return shown above are computed by finding the average annual compounded rates of return over the periods shown that would equate the initial amount invested to the withdrawal value, in accordance with the following formula: Px(1+T)(n)= ERA. In the formula, P is a hypothetical investment of $1,000; T is the average annual total return; n is the number of years; and ERA is the withdrawal value at the end of the periods shown. These figures assume deduction of the maximum deferred sales charge that may be applicable to a particular period. The annual contract fee is included, however, it applies only if the contract fund is less than $10,000.

                                     TABLE 2
                                     -------

               AVERAGE ANNUAL TOTAL RETURN ASSUMING NO WITHDRAWAL




                                                                                                    From Date
                                                                                                    Subaacount
                                                    One Year       Five Years     Ten Years        Established
                                       Date           Ended          Ended          Ended            Through
SUBACCOUNT                         Established     12/31/2001      12/31/2001     12/31/2001        12/31/2001
----------                         -----------     ----------      ----------     ----------        ----------
Diversified Bond Portfolio            06/83               6.64%          5.14%          5.69%             7.41%
Government Income Portfolio           05/89               7.72%          6.10%          5.72%             6.89%
Conservative Balanced Portfolio       06/83              -2.24%          4.56%          6.32%             8.02%
Flexible Managed Portfolio            05/83              -5.87%          4.30%          7.03%             8.85%
High Yield Bond Portfolio             02/87              -0.69%          0.19%          5.42%             5.01%
Stock Index Portfolio                 10/87             -12.16%          9.28%         11.34%            12.96%
Equity Portfolio                      06/83             -11.30%          5.90%         10.81%            11.62%
Jennison Portfolio                    05/95             -18.29%         10.51%            N/A            13.30%
Small Capitalization Stock
  Portfolio                           05/95               5.24%          9.57%            N/A            12.70%
Global Portfolio                      05/89             -17.66%          5.00%          8.16%             6.73%
Natural Resources Portfolio           05/88             -10.21%          4.84%          9.69%             9.83%
Prudential Value Portfolio            02/88              -2.30%          9.96%         11.86%            12.15%





TABLE 3 shows the cumulative total return for the subaccounts, assuming no withdrawal.

                                     TABLE 3
                                     -------

                CUMULATIVE TOTAL RETURN ASSUMING NO WITHDRAWAL




                                                                                                   From Date
                                                                                                   Subaacount
                                                    One Year       Five Years     Ten Years       Established
                                       Date           Ended          Ended          Ended           Through
SUBACCOUNT                         Established     12/31/2001      12/31/2001     12/31/2001       12/31/2001
----------                         -----------     ----------      ----------     ----------       ----------
Diversified Bond Portfolio            06/83               6.64%         28.51%         73.92%           276.71%
Government Income Portfolio           05/89               7.72%         60.78%        206.67%           390.42%
Conservative Balanced Portfolio       06/83              -2.24%         26.65%        152.12%           260.25%
Flexible Managed Portfolio            05/83              -5.87%         35.63%         64.81%            81.58%
High Yield Bond Portfolio             02/87              -0.69%         33.22%        179.18%           670.14%
Stock Index Portfolio                 10/87             -12.16%          0.95%         69.56%           106.82%
Equity Portfolio                      06/83             -11.30%         24.99%         84.54%           319.49%
Jennison Portfolio                    05/95             -18.29%         34.47%         74.41%           132.58%
Small Capitalization Stock
  Portfolio                           05/95               5.24%         55.83%        192.67%           464.49%
Global Portfolio                      05/89             -17.66%         57.90%            N/A           121.97%
Natural Resources Portfolio           05/88             -10.21%         27.65%        119.15%           128.09%
Prudential Value Portfolio            02/88              -2.30%         64.81%            N/A           129.94%






                           ANNUAL ADMIN CHARGE CALCULATION
                 ------------------------------------------------------------
                 AVG POLICY SIZE...                        $40,000.00
                 Charge...                                 $30.00

                 30/40000*1000 =                           $0.75

                              Hypothetical Unit Values
                 ------------------------------------------------------------
                                                 31-Dec-00      8.57446           a
                                                 31-Dec-01      7.52583           b

                 VIP/QVIP

                                                                           STOCK

--------------------------------------------------------------------------------------------------------


1 YEAR % OF RETURN                                                   -12.23%      c =(b-a)/a
ERV (ENDING REDEEMABLE VALUE)                                         887.70      d =(c*1000)+(1000*.01)
ANNUAL ADMIN CHARGE                                                     0.75      e =Annual Admin Charge
GMIB CHARGE                                                             0.00      f
EARNINGS APPRECIATOR CHARGE                                             0.00      g
Less Admin, GMIB, EAPP                                                886.95      h =d-e-f-g
ROR BEFORE LOAD                                                      -11.30%        =(h/1000)-1
